Filed Pursuant to Rule 424(b)(3)
Registration No. 333-164343

Prospectus Supplement No. 3

(to Prospectus dated December 31, 2010)

3,900,000 SHARES

CURRENCYSHARES® BRITISH POUND STERLING TRUST

This Prospectus Supplement No. 3 amends and supplements our prospectus dated December 31, 2010 (the “Prospectus”) and should be read in conjunction with, and must be delivered with, the Prospectus, Prospectus Supplement No. 1 dated June 15, 2011 and Prospectus Supplement No. 2 dated September 14, 2011.

Under “Creation and Redemption of Shares,” the third sentence in the fifth full paragraph on page 26 of the Prospectus is hereby deleted and replaced in its entirety with the following: “As of March 20, 2012, Citadel Securities LLC, CitiGroup Global Markets, Inc., Credit Suisse Securities LLC, Deutsche Bank Securities Inc., EWT LLC, Fortis Clearing Americas LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., JPMorgan Securities, Inc., Knight Clearing Services, LLC, Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. Incorporated, Newedge USA, LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, Timber Hill LLC and Virtu Financial BD LLC have each signed a Participant Agreement with the Trustee and the Sponsor and may create and redeem Baskets.”

The Prospectus remains unchanged in all other respects. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is March 20, 2012